Exhibit (15)(2)

AMENDMENT NO. 2 TO MASTER AGREEMENT

This Amendment No. 2 (the “Amendment”) is dated January 13, 2015 is between Modern Woodmen of America (“Customer”) and se2, LLC (“Vendor”).

Customer and Vendor desire to amend the Master Agreement between Customer and Vendor effective as of April 15, 2011, as amended (the “Agreement”), as described in this Amendment. Therefore the parties agree as follows.

1.           Definitions; Effect. Capitalized terms used but not defined in this Amendment will have the meanings ascribed to those terms in the Agreement. This Amendment will form a part of the Agreement for all purposes, and the Agreement and this Amendment will be read together. Except as amended by this Amendment, the Agreement will remain in full force and effect.

2.           Amendment to Exhibit 3. Exhibit 3 to the Agreement is hereby replaced in its entirety by the new Exhibit 3 attached to this Amendment.

3.           Counterparts. This Amendment may be executed in two or more counterparts and by the parties in separate counterparts, each of which will be an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered by facsimile or other electronic means.

The duly authorized representative of each party executed this Amendment No. 2 to Master Agreement on the date set forth in the preamble.

Modern Woodmen of America

By:	/s/ Marc A. Carlson
Name:	Marc A. Carlson
Title:	Authorized Officer

se2, LLC

By:	/s/ James R. Schmank
Name:	James R. Schmank
Title:	SVP

Exhibit 3

PERMITTED SUBCONTRACTORS

A.                                    Permitted Subcontractors. Subject to the terms of the Agreement, Customer consents to Vendor’s use of the following Permitted Subcontractors to perform Restricted Activities and to the extent required to assist Vendor in performing Services, to Vendor disclosing Customer Confidential Information to such third parties.

Convey Compliance Systems, Inc. - withholding calculations and tax statement mailing; Convey subcontracts to CDW for data hosting facility and disaster recovery and to Venture Solutions for print services and incoming mail services.

CoSentry.net, LLC - back-up printing and disaster recovery

Jayhawk File Express, LLC - file storage and document destruction

Merrill Communications, LLC - producing, printing and mailing policy pages

NTT DATA Process Services, LLC - administrative services; NTT DATA Process Services, LLC subcontracts to NTT DATA Global Delivery Service Limited.

RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company - compliance mailing and printing; RR Donnelley subcontracts to MBS Insight, Inc for NCOA scrubbing and to RTC Direct Mailing for prospectus, annual and semi- annual report mailing.

Spangler Graphics, LLC - compliance mailing

Veritas Documents Solutions, LLC - compliance mailing

B.                                    Permitted Disclosures. Subject to the terms of the Agreement, Customer consents to Vendor’s disclosure of Customer Confidential Information to the following third parties in connection with Vendor performing Services:

Accenture LLP - systems upgrades and support

Actuarial Resources Corporation - staff augmentation

AdvantageTech, Inc. - staff augmentation

Alexander & Julian, Inc. - staff augmentation

Andrew Reise, LLC dba Andrew Reise Consulting - staff augmentation

C&A Technologies, Inc. - staff augmentation

Candid Source, LLC - staff augmentation

CorporateHorizons, Inc. - staff augmentation

Deloitte Consulting, LLP - staff augmentation

Depository Trust and Clearing Corp. (DTCC) - positions, prices

DST Systems, Inc. — FANmail/Vision, positions, prices

Ebene Mboumi - staff augmentation

Flexible Architecture and Simplified Technologies, Inc. - product setup, systems upgrades and support

GNC Consulting, Inc. - staff augmentation

HMG Technologies, Inc. - process improvement and staff augmentation

iNautix (USA) LLC - staff augmentation

Kforce, Inc. - staff augmentation

Levi, Ray, Shoup, Inc. - staff augmentation

MegaForce LLC - staff augmentation

Morgan Hunter Corporation - staff augmentation

OBrien Group Consulting, LLC - process improvement consultant

Power IT Corporation - staff augmentation

Premier Tech, Inc. - staff augmentation

R.T. Jones Search, LLC - staff augmentation

Records Center of Topeka, a division of Underground Vaults & Storage, Inc. - back up tapes storage

RiverPoint Group of Illinois, LLC dba RiverPoint Group, LLC - staff augmentation

Robert Half International, Inc. - staff augmentation

Silicon Prairie Solutions, Inc. - staff augmentation

Tahoe Partners LLC - staff augmentation

Tallgrass Technologies, Inc. - staff augmentation

Technisource, Inc. - staff augmentation

TEKSystems, Inc. - staff augmentation

The Life and Annuity Group, Inc. (TLAG) - staff augmentation

TriCom Technical Services, LC. - staff augmentation

Triple I Corporation - staff augmentation

Universal Conversion Technologies, LP - staff augmentation

Venio LLC, d/b/a Keane - lost shareholder searches

Vertex, Incorporated - staff augmentation

WiPro, LLC - staff augmentation

C.                                    Disclosure to Professional Advisors. Subject to the terms of the Agreement, Customer consents to Vendor’s disclosure of Customer Confidential Information to its and its Affiliates’ attorneys and auditors.